UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No.     )

Filed by the Registrant  ☑

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☑  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12

BLAIR CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑  No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common Stock, no par value, of Blair Corporation

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐  Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

# OPEN LETTER TO BLAIR STOCKHOLDERS IN THE WARREN COMMUNITY



## Dear Blair Stockholders,

**As you are likely aware, Blair Corporation's Board of Directors voted unanimously in January to agree to merge Blair with Appleseed's Topco Inc., one of the largest direct marketers of women's apparel in the country. We believe that at this time this merger is in the best interest of all stockholders, Blair associates, the company's customers, and the greater Warren community.**

**We take Blair's legacy and outstanding commitment to the Warren community and its future very seriously. As part of negotiating the merger proposal, we obtained Appleseed's promise to ensure the company's support for the community will continue through ongoing contributions to charitable organizations in the Warren community. They clearly appreciate Blair's role in Warren County and are committed to continuing it.**

**On April 24, 2007, stockholders will vote on the merger agreement. We join in asking that you vote FOR the merger agreement. We consider it vital that all stockholders place their votes to ensure that we secure a brighter future for Blair, its associates and the entire Warren community.**

**Thank you,**

| Craig N. Johnson | Al S. Lopez | John E. Zawacki |
|---|---|---|
| Chairman of the Board | President & CEO | Past President, CEO |
| Blair Corporation | Blair Corporation | Blair Corporation |

**If you have any questions or concerns about voting your shares, please contact Blair's proxy solicitor, Georgeson Shareholder Communications, Inc., at (866) 229-8451.**

*In connection with the proposed merger and related transactions, Blair Corporation has filed a definitive proxy statement with the Securities and Exchange Commission.* ***Blair stockholders are urged to read the definitive proxy statement carefully, because it contains important information.*** *Stockholders are able to obtain a copy of the proxy statement and other documents containing information about Blair Corporation, free of charge, at the SEC's web site at www.sec.gov. In addition, copies of the proxy statement are available free of charge on the investor relations portion of the Blair Corporation website at www.blair.com, and may also be obtained by writing Blair Corporation's investor relations department, at 220 Hickory Street, Warren, PA 16366, or by calling Georgeson Shareholder Communications, Inc. at (866) 229-8451. Blair Corporation and its respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Blair Corporation's stockholders in respect of the proposed transaction. Information regarding Blair Corporation's directors and executive officers and their ownership of Blair securities is set forth in the definitive proxy statement. Further information regarding persons who may be deemed participants, including any direct or indirect interests they may have, is also set forth in the definitive proxy statement.*